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                                                                   EXHIBIT 10.18

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                          LABORATORY SERVICES AGREEMENT

                                 BY AND BETWEEN
                          JOINT PURCHASING CORPORATION
                                       AND
                          SPECIALTY LABORATORIES, INC.

                                 CONTRACT # 1234

This document, when signed, constitutes an Agreement, herein referred to as "Agreement", between Specialty Laboratories, Inc., a California corporation, herein referred to as "Vendor", located at 2211 Michigan Avenue, Santa Monica, California 90404-3900 and Joint Purchasing Corporation, herein referred to as "JPC", a New York corporation, located at 1865 Broadway, 11th Floor, New York, New York 10023, and shall become effective March 1, 1999.

WHEREAS, Vendor is the provider of laboratory testing services, herein referred to as "Services", and desires to offer the Services to medical providers participating in JPC's group purchasing programs, herein referred to as "Participant" or collectively as "Participants"; and

WHEREAS, JPC is a provider of group purchasing services to its Participants on a national basis and wishes to offer the Services to its Participants.

NOW, THEREFORE, it is mutually agreed by and between JPC and Vendor as follows:

AGREEMENT TERM AND RENEWAL
The term of the Agreement will be from March 1, 1999 through December 31, 2001 with an option to renew, upon mutual agreement by both parties and 60 days written notice, for an additional twelve (12) months. During the initial term of the Agreement, pricing will remain the same, however, Vendor reserves the right to increase pricing by the [***]* for Medical Services on the [***]*.

ELIGIBLE PARTICIPANTS
All Participants, irrespective of Class of Trade, are eligible to benefit from this Agreement, but shall be required to adopt and execute a separate Agreement, incorporated herein as "Attachment A", with Vendor delineating the terms and conditions of this Agreement.

DISCOUNTS
In accordance with this Agreement, special pricing will be available for selected tests currently offered by Vendor, incorporated herein as "Attachment B".

Additionally, a [***]* reduction in standard list price, as published in the Price List current at the time the testing is ordered, will be granted for all tests not listed in Attachment B. However, tests that are unique to Vendor such as chromosome studies, PCR tests, tumor tests, leukemia/lymphomas, etc., incorporated herein as "Exception List - Attachment C", are not included in the [***]* reduction in standard list price. Further, the [***]* reduction in standard

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FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.



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list price does not apply to any tests that are referred out and any new tests introduced by Vendor after the effective date of this Agreement.

The continuance of all discounts and special prices is contingent upon the adherence to the payment terms stated within this Agreement. If such payment terms are not adhered to, all discounts may be discontinued and laboratory service charges shall be recalculated based upon standard list fees current at that time. Discounting may be revoked effective the date at which payment becomes delinquent.

In order to maintain compliance with current California regulations, Vendor is required to charge Participants for all testing referred to another laboratory at the price charged to Vendor (subject to change without notice). Vendor charges an additional processing fee for each test to cover the clerical and administrative costs of preparing the specimen(s) for transport.

In the event a test currently being performed by Vendor is subsequently referred to another laboratory, Vendor will be required to charge the price charged to Vendor (subject to change without notice). Vendor will make every effort to notify Participants with (30) days notice of any such changes.

Participants shall report any discounts they receive to the Medicare and Medicaid programs in accordance with the provisions of 42CFR Section 1001.952(h).

PARTICIPANT SPECIFIC PRICING
In addition to the pricing detailed in the paragraph of this Agreement entitled DISCOUNTS, Vendor will consider, on a case-by-case basis, discretionary pricing for Participants. This would include a maximum number of [***]* tests that are not part of Attachment B.

In order to establish comparative clinical data, Vendor will provide, at no charge, testing on samples previously assayed by a different reference laboratory. This comparative testing is limited to no more than five (5) tests, and not more than 5 samples per test.

ASSIGNMENT
This Agreement may not be transferred to a successor owner without the expressed written consent of Vendor and JPC.

LICENSURE AND ACCREDITATION
Vendor is a duly licensed independent clinical laboratory and fully accredited by the College of American Pathologists and CLIA among other certifying agencies. Vendor agrees to maintain appropriate licensure and accreditation during term of this Agreement.

AVAILABLE SERVICES
In accordance with the letter dated January 27, 1999 from Gary W. Nay, incorporated herein as "Attachment D", Vendor agrees to make Services available to Participants in quantities necessary to meet the consumption requirements of Participants. In the event Vendor is unable to provide the Services requested by Participants, for reasons outside of Vendor's control,

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FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.


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Vendor will contact Participants to determine acceptable alternatives. At the request of Participants, Vendor will either procure a substitute in-house assay or refer the sample to another reference laboratory for testing. In the event testing is referred to another reference laboratory, Participants will be charged Vendor's cost without any additional shipping, handling or administrative charges.

SUPPLIES
Vendor shall provide to Participants the necessary supplies for the proper preparation and submission of specimens to Vendor.

COURIERS AND LOGISTICS
Vendor will provide all courier and logistics services required to adequately address the laboratory testing submitted by Participants.

CREDIT APPROVAL
The offer contained within this Agreement shall be valid contingent upon credit approval from Vendor for each Participant.

INVOICE
Vendor will bill each Participant on a monthly basis for its reference testing services. All bills will be submitted net of applicable discounts. Each Participant shall be responsible for any and all taxes (city, state, etc.) arising as a result of this Agreement. JPC will not be responsible or liable for the payment of individual Participant invoices.

PAYMENT TERMS
All bills are due and payable within thirty (30) days from date of invoice.

THIRD PARTY BILLING POLICIES
Vendor will bill patients and patients' insurance directly provided all the necessary billing information is supplied by the Participant within sixty (60) days of the invoice date, otherwise, Participants are responsible for payment of the total invoice. In the event Participants do not furnish Vendor with all of the information required for either patient, third party, Medicare, Medi-Cal or Medicaid billing within 60 days of the invoice date, Vendor shall not be responsible and/or obligated to bill patient, third party, Medicare, Medi-Cal, or Medicaid on behalf of Participants. In such instance, Participants shall be responsible for the entire balance of the invoice.

In cases where Vendor has billed a third party at the request of a participant, and a denial is received due to the lack of provider contractual status or patient ineligibility, Vendor will bill the patient for the services rendered. However, should the third party be a payor prohibiting patient billing, i.e., HMO, Medicare, Medi-Cal or Medicaid carrier, Vendor will bill such denied charges to Participants and will expect payment in full.

UTILIZATION REPORTS
Vendor agrees to provide JPC with quarterly reports reflecting participant utilization. The reports will include test(s) performed (code and description), volumes and gross sales amounts. The reports will be submitted to JPC in Microsoft Excel 97 & 5.0/95 Workbook format on floppy diskette or Compact Disc no later than thirty (30) days after the end of each quarter.

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CONTRACT ADMINISTRATION FEE
Vendor agrees to pay JPC a quarterly Contract Administration Fee, herein referred to "CAF", for an amount equal to [***]* of the [***]* contracted dollar amount (less any billing adjustments) for each Participant. The checks will be made payable to "Joint Purchasing Corporation" with the initial payment due after the close of June 1999. The CAF is intended to defray the expenses of administering the JPC group purchasing program and marketing programs related to Vendor's services.

TERMINATION PROVISIONS

JPC and Vendor may terminate the Agreement, without cause, with thirty (30) days written notice. Upon termination of this Agreement, for any reason, the parties agree that Vendor shall continue to pay JPC the CAF as provided herein for the duration of any payment obligations to Vendor by Participants under this Agreement.

INDEMNIFICATION
Vendor shall indemnify and hold harmless JPC, its Director, officers, employees, agents from any claims, actions, suits or proceedings and all costs related thereto which JPC may suffer on account of actions on the part of the Vendor in providing and rendering the Services under this Agreement, including without limitations, claims relating to patent infringement.

JPC shall indemnify and hold harmless Vendor, its Directors, officers, employees and agents from any claims, actions, suits or proceedings and all costs related thereto which the Vendor may suffer on account of actions on the part of JPC in performing its obligations under this Agreement.

Vendor represents and warrants to both JPC that upon the effectiveness of the Agreement it will have, and during the term hereof will continue to maintain liability insurance in amounts not less than three million dollars ($3,000,000). Proof of such insurance and the amount thereof shall be provided at the time of execution of this Agreement on behalf of Vendor. The Vendor shall provide JPC with written evidence of such insurance upon written request at any time during the term hereof.

FORCE MAJEURE
Vendor shall not be liable for any failure to perform its duties under this Agreement due to acts of God; acts, regulations or laws of any government, war or any other condition or cause beyond reasonable control.

PRODUCT RECALL AND DISRUPTION OF SERVICES
Vendor agrees to provide JPC and Participants notice of any product recall in accordance with any local, state or federal statute or regulation. Should a report or recall of a product be made subsequent to the termination of the Agreement, Vendor shall notify JPC and Participants immediately of such recall or product defect report for Services sold under this Agreement in perpetuity.

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           * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Vendor shall notify JPC and Participants in writing prior to any factor which might result in the Vendor's inability to, or disruption of, the availability and delivery of Services.

COMPLIANCE POLICIES
Participants, Vendor and JPC agree to comply with all applicable regulatory agencies including, but not limited to, CLIA and HCFA. In addition, each party shall administer compliance policies throughout their respective organizations to ensure that such compliance is assured. Examples of such policy topics would include, but not be limited to, patient confidentiality, diagnosis coding, anti-kickback statutes, professional courtesy, and CPT-4 coding.

SELF-REFERRAL
In the event that Participants have any physician owners, Participants shall notify Vendor of such fact so that the parties can ensure compliance with self-referral restrictions under applicable federal and state law.

CHANGE IN RULES AND REGULATIONS
In the event that any Medicare or Medicaid law, rule, regulation, policy (or any other federal, state or local law, rule, regulation, policy, or any interpretation thereof) at any time during the term of this Agreement prohibits, restricts or has a materially adverse effect on the Agreement, then the parties to this Agreement shall negotiate in good faith to amend or terminate the Agreement.

RECORDS
Both parties agree to retain, and make available to the other party upon request, for a period of four (4) years following the furnishing of services under this Agreement itself and all books, documents and records that are necessary to verify the nature and extent of the costs thereof, when requested by the Secretary of Health and Human Services, the Comptroller General of the United States or any of their duly authorized representatives, in a manner that complies with the requirements of Section 1861(v)(1)(I) of the Social Security Act and any regulations promulgated thereto.

Both parties agree to notify the other party upon receipt of any such request, related to this Agreement, from any representative of the Secretary of Health and Human Services of the Comptroller General.

TEST REQUIREMENTS
Vendor represents and warrants that all Services meet the following requirements:

         A. Services have been approved by CLIA requirements.

         B. Services are guaranteed not to be misbranded or adulterated.

         C. Services do not infringe on any United States or foreign patent of any other party.

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         D. Services shall be fit for the use and purpose intended when sold and delivered to Participants.

PARTICIPANT PURCHASES
Each Participant shall determine on its own whether to purchase the Services.

INDEPENDENT CONTRACTOR
At all times relevant hereto, Vendor shall function as an independent contractor rendering services to Participants. Vendor shall not be an employee or agent of JPC or Participants and shall not be entitled to any employee benefits from JPC or Participants.

ESTIMATED QUANTITIES
Neither JPC nor Participants obligate themselves to any estimated volume of purchases of Services.

PARTICIPANT ADDITIONS & DELETIONS
JPC may at any time and from time to time, add or delete Participants eligible to benefit from the terms of this Agreement. The addition or deletion of a Participant shall have no effect on the terms of this Agreement.

CONFIDENTIALITY
The terms and conditions of the Agreement are confidential to the parties and may not be disclosed to any third party during the term of the Agreement.

GROUP PURCHASING AFFILIATION
Vendor reserves the right to offer its Services directly to Participants that have multiple GPO agreements, when directed in writing to do so by Participants, with the proof of said directive supplied to JPC within thirty (30) days of execution.

MARKETING ACTIVITIES
JPC and the Vendor agree that:

         A. JPC agrees to allow Vendor the use of JPC's name, logo and other corporate identifiers solely in connection with the offer and sale of Services to Participants under this Agreement, subject to prior approval by JPC.

         B. JPC agrees to allow Vendor to publicize accomplishments achieved under this Agreement, subject to the prior written approval by JPC.

         C. JPC agrees to have appropriate personnel accompany Vendor personnel on marketing calls to Participants as reasonably requested by Vendor, subject to prior notice and scheduling conflicts.

         D. JPC has the right to review and approve Vendor's marketing materials or external communications regarding this Agreement, prior to its release. All releases have

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                  to be approved by JPC's Vice President for Contract Operations or his/her designee, prior to any publication.

Vendor agrees to participate in the following activities during the term of this Agreement. Intended generally to promote and assist JPC in successfully providing group purchasing services to its Participants, pursuant to this
Agreement:

         A. Vendor agrees to allow JPC the use of Vendor's name, logo and other Vendor corporate identifiers, solely in connection with the offer and sale of Services to participants under this Agreement, subject to prior approval by Vendor.

         B. Vendor agrees to allow JPC to publicize accomplishments achieved under this Agreement, subject to the prior written approval by Vendor.

         C. Vendor agrees to have appropriate personnel accompany JPC Sales staff on marketing calls to Participants as reasonably requested by JPC, subject to prior notice and scheduling conflicts.

         D. Vendor agrees to allow JPC to present its services and programs to Vendor's Sales personnel within thirty (30) days of execution of this Agreement.

         E. Vendor agrees to allocate time and staff to provide on-going Continuing Education Programs, In-Service Programs, both with Continuous Educational Credits, to all Participants during the term of this Agreement.

FAIR LABOR PRACTICES
Vendor agrees that it is, and will remain, in full compliance with Sections 6, 7 and 12 of the Fair Labor Standards Act as set forth under the Civil Rights Act, Executive Order # 11246 throughout the term of this Agreement.

GOVERNING LAW
This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York.

VENUE AND INTERPRETATION OF THE LAW
Participants agree and specifically acknowledge that all of the services undertaken and/or performed by Vendor are rendered from Santa Monica, Los Angeles County, California. Vendor agrees that if any actions are to brought by either Vendor or Participants relating to this Agreement, that said action, suit or proceeding shall be filed and conducted in the courts of New York in the State of New York.

HEADINGS
Paragraph captions contained within this Agreement are for convenience only and do not constitute language within this Agreement.

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ATTORNEY'S FEE/COSTS
Vendor and JPC hereby agree that if any action, suit or proceeding is filed by either party to enforce the terms of this Agreement, that the prevailing party is entitled to its actual attorney's fees and costs in initiating and/or prosecuting said action, suit or proceeding.

NOTICES
Any and all notices required under this Agreement shall be in writing and shall be given by registered/certified mail, return receipt requested, and postage prepaid to the party or parties for whom such notices are intended. All such notices shall be addressed to the appropriate address set forth in the initial paragraph of this Agreement or such other address of which the parties may be notified in writing from time to time during the term hereof.

REQUIREMENTS
Upon acceptance of this Agreement, Vendor will immediately provide the following materials to JPC:

         A.       Contract contact person and telephone number

         B.       Marketing contact person and telephone number

         C.       Client Service contact person telephone and fax number

         D.       Web site address

         E.       Shipping terms

         F. Fee Schedule to be submitted on floppy diskette in Microsoft Excel 97 format; prepared for CUSTOMER VIEWING ONLY. To include the following:

                           i.       Pricing for all available Services

                           ii.      Directory of Services



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SIGNATURES
Each party represents that the undersigned individuals are authorized by, and on behalf of, their respective organizations to enter into a binding contractual relationship by signing this Agreement as of the effective date of this Agreement.

FOR:                                       ACCEPTED:

SPECIALTY LABORATORIES, INC.               JOINT PURCHASING CORPORATION
SANTA MONICA, CALIFORNIA                   NEW YORK, NEW YORK


NAME:    MICHAEL K. BOND                   NAME:    JOHN VIVENZIO

SIGNATURE: /s/ MICHAEL K. BOND             SIGNATURE: /s/ JOHN VIVENZIO
           ----------------------------               --------------------------

TITLE: MANAGER, CONTRACT ADMINISTRATION    TITLE: VICE PRESIDENT FOR CONTRACT
                                                  OPERATIONS
       --------------------------------           ------------------------------

DATE:             2-25-99                  DATE:             2/28/99
      ---------------------------------          -------------------------------